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                                                                   Exhibit 3.119

[LOGO]

                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE

   I, DEBORAH L. MARKOWITZ, SECRETARY OF STATE OF THE STATE OF VERMONT, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF

                             ARTICLES OF ASSOCIATION

                                       FOR

                        SUNDERLAND WASTE MANAGEMENT, INC.

                                                JUNE 7, 2002

                                                GIVEN UNDER MY HAND AND THE SEAL
                                                OF THE STATE OF VERMONT, AT
                                                MONTPELIER, THE STATE CAPITAL

                                                /s/ Deborah L. Markowitz

                                                DEBORAH L. MARKOWITZ
                                                SECRETARY OF STATE

[SEAL]

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                                   No.V-47747

                             ARTICLES OF ASSOCIATION

                                     OF THE

                        SUNDERLAND WASTE MANAGEMENT, INC.

                           --------------------------


                                STATE OF VERMONT

                           Secretary of State's Office

                            Filed May 31 1990

                                 /s/ [ILLEGIBLE]
                    -----------------------------------------
                                           Secretary of State


                                           0118 0001

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                             ARTICLES OF ASSOCIATION

The name of the corporation shall be Sunderland Waste Management, Inc.

The initial registered agent shall be Harry R. Ryan, III, Esquire
                                      ------------------------------------------
                                          (NOTE: A CORPORATION CANNOT BE ITS OWN
                                                    REGISTERED AGENT)

with registered office at Post Office Box 310, Rutland, Vermont 05702

The corporation shall be located at P.O. Box 866, Rutland, Vermont 05702

The operating year shall be? Calendar   December 31    Fiscal
                                      ----------------         -----------------
                                         (Dec. 31)                (Month-day)

IF A FISCAL YEAR ENDING IS NOT SPECIFIED, THE CALENDAR YEAR ENDING DECEMBER 31ST SHALL BE DESIGNATED AS YOUR FISCAL YEAR ENDING.

The period of duration shall be (if perpetual so state) Perpetual

Please check appropriate box:

        /X/ Vermont General Corporation (T.11, Ch.17)        / /   Worker Cooperative (T.11, Ch.8)

        / / Vermont Professional Corporation (T.11, Ch.3)    / /   Cooperative Marketing Act (T.11, Ch.7)

        / / Vermont Non-Profit Corporation (T.11, Ch.19)

This corporation is organized for the purpose of: Owning and operating a landfill located in the Town of Sunderland, Vermont, and any other activity associated therewith or necessary thereto.

HERE SET OUR PURPOSES
CLEARLY AND BRIEFLY;
USING SEPARATE PARAGRAPHS
TO COVER EACH
SEPARATE PURPOSE.


EACH VERMONT CORPORATION MUST FILE AN ANNUAL REPORT WITHIN TWO AND ONE HALF (2 1/2) MONTHS AFTER THE EXPIRATION OF ITS FISCAL YEAR ENDING.

                              0118 0003

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The following information regarding shares must be completed by business corporations. NON-PROFIT CORPORATIONS CANNOT HAVE SHARES.

The aggregate number of shares the corporation shall have authority to issue is _________shares, preferred, with a par value of (if no par value, so state)
100 shares, common, with a par value of (if no par value, so state) No par value.

IF PREFERRED SHARES ARE PROVIDED
FOR, STATE HERE BRIEFLY THE ITEMS
OF PREFERENCE.
IF SHARES ARE TO BE DIVIDED INTO
CLASSES OR SERIES, STATE HERE THE
DESIGNATIONS, PREFERENCES, LIMITATIONS,
AND RELATIVE RIGHTS OF EACH CLASS
OR SERIES.

DIRECTORS: Business corporations with three or more shareholders must have at least three directors. If there are fewer than three shareholders, the number of directors may be equal to, BUT NOT LESS THAN, the number of shareholders.

Non-profit corporations must have at least three directors.

The initial board of directors shall have 2 members with the following serving as directors until their successors be elected and qualify:

HAVING NAMED FEWER THAN THREE DIRECTORS I HEREBY STATE THAT THE NUMBER OF SHAREHOLDERS DOES NOT EXCEED THE NUMBER OF DIRECTORS.

       DIRECTORS            Post Office Address

John W. Casella      P.O. Box 866, Rutland, Vermont 05702

Douglas Casella      P.O. Box 866, Rutland, Vermont 05702

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Dated at Rutland in the County of Rutland this 24th day of May 1990.

       Incorporators        Post Office Address

/s/ John W. Casella
John W. Casella      P.O. Box 866, Rutland, Vermont 05702

/s/ Douglas Casella
Douglas Casella      P.O. Box 866, Rutland, Vermont 05702

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NAME MUST BE PRINTED OR TYPED UNDER ALL SIGNATURES. NO.101 ACTS OF 1965.

IN ADDITION TO ALL THE PRECEDING INFORMATION VERMONT PROFESSIONAL CORPORATIONS MUST COMPLETED THE CERTIFICATE ON THE LAST PAGE OF THIS APPLICATION.


                              0118 0005